Exhibit 3.2

Date and Time: May 6, 2025 04:14 PM Pacific Time

Mailing Address: PO Box 9431 Stn Prov Govt Victoria BC V8W 9V3 www.corporateonline.gov.bc.ca	Location: 2nd Floor - 940 Blanshard Street Victoria BC 1 877 526-1526

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: May 6, 2025 01:32 PM Pacific Time

Incorporation Number: BC1480669

Recognition Date and Time: May 13, 2024 08:32 AM Pacific Time as a result of an Amalgamation

NOTICE OF ARTICLES

Name of Company:

LIONSGATE STUDIOS HOLDING CORP.

REGISTERED OFFICE INFORMATION

Mailing Address:	Delivery Address:
20TH FLOOR, 250 HOWE STREET	20TH FLOOR, 250 HOWE STREET
VANCOUVER BC V6C 3R8	VANCOUVER BC V6C 3R8
CANADA	CANADA

RECORDS OFFICE INFORMATION

Mailing Address:	Delivery Address:
20TH FLOOR, 250 HOWE STREET	20TH FLOOR, 250 HOWE STREET
VANCOUVER BC V6C 3R8	VANCOUVER BC V6C 3R8
CANADA	CANADA

BC1480669 Page: 1 of 2

DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
TOBEY, BRUCE

Mailing Address:	Delivery Address:
2700 COLORADO AVENUE	2700 COLORADO AVENUE
SANTA MONICA CA 90404	SANTA MONICA CA 90404
UNITED STATES	UNITED STATES

AUTHORIZED SHARE STRUCTURE
1.	No Maximum	common Shares	Without Par Value

Without Special Rights or Restrictions attached

BC1480669 Page: 2 of 2